Exhibit 32.1

Certification of Interim Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Beasley Broadcast Group, Inc. (the “Company”) hereby certifies to such officer’s knowledge that:

(i)    the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2016	/s/ Caroline Beasley
Caroline Beasley Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.